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                                                                     EXHIBIT 11

                         MOBILE GAS SERVICE CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE
                     (in thousands, except per share data)




                                              THREE MONTHS       SIX MONTHS     TWELVE MONTHS
                                             ENDED MARCH 31,   ENDED MARCH 31,  ENDED MARCH 31,
                                             1997      1996     1997    1996     1997     1996
                                             ----      ----     ----    ----     ----     ----
PRIMARY EARNINGS PER SHARE, AS SHOWN ON
     CONSOLIDATED STATEMENTS OF INCOME

Earnings applicable to common stock         $4,861   $5,315    6,900    7,119   $8,412   $7,615

Average common shares outstanding            3,228    3,215    3,227    3,214    3,223    3,212

Incremental shares resulting from assumed
     exercise of stock options                  26        7       21        5       16        2

Average common shares, as adjusted           3,254    3,222    3,248    3,219    3,239    3,214

Primary earnings per share (1)              $ 1.49   $ 1.65   $ 2.12   $ 2.21   $ 2.60   $ 2.37


FULLY DILUTED EARNINGS PER SHARE

Earnings applicable to common stock         $4,861   $5,314    6,900    7,119   $8,412   $7,614

Average common shares outstanding            3,228    3,215    3,227    3,214    3,223    3,212

Incremental shares resulting from assumed
     exercise of stock options                  26        9       27        9       25        4

Average common shares, as adjusted           3,254    3,224    3,254    3,223    3,248    3,216

Fully diluted earnings per share (2)        $ 1.49   $ 1.65   $ 2.12   $ 2.21   $ 2.59   $ 2.37



(1) Pursuant to footnote 2 to paragraph 14 of APB Opinion No. 15, the Company is not required to include common stock equivalents resulting from stock options when the effect is less 3%. The Company has chosen to reflect the effect of such options within the computation of its earnings per share.

(2)  This calculation is submitted in accordance with Regulation S-K Item 601
     (b)(11) although not required to be shown in the Consolidated Statements of Income pursuant to footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.



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